Exhibit 99.1

Off The Hook YS Inc. to Announce Third Quarter 2025 Financial and Operating Results on Monday, December 15, 2025

Wilmington, NC (GLOBE NEWSWIRE — December 9, 2025) — Off The Hook YS Inc. (NYSE: “OTH”, or “Off the Hook Yachts”), America’s largest buyer and seller of pre-owned boats, will announce its third quarter 2025 financial and operating results on Monday, December 15, 2025, after market close. The announcement will be followed by a live earnings conference call at 4:30 p.m. Eastern time.

To participate in the call, please dial (800) 715-9871 (domestic), or (646) 307-1963 (international). The conference passcode is 5863262. This call is being webcast and can be accessed using the conference passcode 5863262, on the Investor Relations section of the company’s website at https://investor.offthehookyachts.com/. The online replay will be available for a limited time beginning immediately following the call.

About Off The Hook YS Inc.

Founded in 2012, Off The Hook YS Inc. has become one of America’s largest buyers and sellers of pre-owned boats. Headquartered in Wilmington, North Carolina, with operations throughout the East Coast and South Florida, the Company acquires more than $100 million in boats and yachts annually. Off The Hook Yachts leverages AI-assisted valuation tools and a data-driven sales platform to bring speed and transparency to yacht transactions, supported by a nationwide network of offices and marinas offering brokerage, wholesale, and performance yacht sales. Customers can buy boats from our many boat brokers including Autograph Yacht Group, our premier yacht brokerage offering expert service, exclusive listings, and a refined approach to buying and selling yachts. They can finance them with our Azure Funding Division, our recreational loan broker and lender providing financing solutions for individuals, dealerships, and brokerages. Off the Hook Yacht Services provides high-quality maintenance, repair, and support services yacht servicing. Marine Asset Recovery provides asset recovery and repossession services. In addition to our company owned websites, Boatsandbuyers.com and Webuyboats.com provide boat auction and lead generation services. To purchase a boat, explore our inventory or visit the Autograph Yacht Group website.

Investor Relations

ir@offthehookys.com

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Off The Hook YS Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Off The Hook YS Inc. undertakes no duty to update such information except as required under applicable law.